UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Under Rule 14a-12

ORGENESIS INC.
(Name of Registrant as Specified in Its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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Dear Fellow Stockholder,

You recently received proxy materials in connection with the annual meeting of stockholders of Orgenesis Inc. ("the Company") to be held on November 26, 2019.  According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

In addition to the election of directors, an amendment to the Company's 2017 Equity Incentive Plan, and the ratification of auditors, the Company is asking stockholders to approve an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to 10 million shares of blank check preferred stock.

IT IS EXTREMELY IMPORTANT THAT YOU TAKE THE TIME TO VOTE YOUR PROXY

THE BLANK CHECK PREFFERED PROPOSAL MUST BE APPROVED BY

A MAJORITY OF THE TOTAL SHARES OUTSTANDING

Blank Check Preferred Stock

The Company's Articles of Incorporation currently do not authorize the Company to issue preferred stock.  If our stockholders approve the Blank Check Preferred Stock proposal, the Board of Directors will be have the authority to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share.  We are asking stockholders to approve the Blank Check Preferred Stock proposal at the annual meeting.  If the proposal is approved, it will become effective upon the filing of the Article Amendment with the Nevada Secretary of State.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by stockholders and the terms, rights and features of which are determined by the Board of Directors upon issuance. The authorization of such blank check preferred stock permits the board of directors to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our stockholders.

The Board of Directors believes the authorization of the blank check preferred stock will give the Company the increased financial flexibility to respond deftly to potential acquisitions and opportunities, arrange financings at more favorable rates, and for other corporate purposes.

While we are asking stockholders to approve this proposal, we do not currently have any plan to issue any shares of preferred stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE

BLANK CHECK PREFERRED PROPOSAL

Regardless of the number of shares you own, it is important that they be represented at the annual meeting of stockholders. Your vote matters to us and we need your support.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the stockholder meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors Advantage Proxy toll-free at1-877-870-8565between the hours of9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

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IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT, YOU SHOULD KNOW THAT

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON'T RECEIVE INSTRUCTIONS FROM YOU.  PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.